AGREEMENT AND PLAN OF MERGER


                                  By and Among


                              Halliburton Company,


                            Halliburton Acq. Company


                                       and


                          Landmark Graphics Corporation

                                TABLE OF CONTENTS
                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01  Definitions....................................................1
              -----------
SECTION 1.02  Rules of Construction..........................................1
              ---------------------

                                   ARTICLE II
                                 TERMS OF MERGER

SECTION 2.01  Statutory Merger...............................................2
              ----------------
SECTION 2.02  Effective Time.................................................2
              --------------
SECTION 2.03  Effect of the Merger...........................................2
              --------------------
SECTION 2.04  Certificate of Incorporation; Bylaws...........................2
              ------------------------------------
SECTION 2.05  Directors and Officers.........................................3
              ----------------------

                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01  Merger Consideration;
              ---------------------
                Conversion and Cancellation of Securities....................3
                -----------------------------------------
SECTION 3.02  Exchange of Certificates.......................................4
              ------------------------
SECTION 3.03  Closing........................................................6
              -------
SECTION 3.04  Stock Transfer Books...........................................6
              --------------------

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01  Organization and Qualification; Subsidiaries...................6
              --------------------------------------------
SECTION 4.02  Certificate of Incorporation and Bylaws........................7
              ---------------------------------------
SECTION 4.03  Capitalization.................................................7
              --------------
SECTION 4.04  Authorization of Agreement.....................................9
              --------------------------
SECTION 4.05  Approvals......................................................9
              ---------
SECTION 4.06  No Violation...................................................9
              ------------
SECTION 4.07  Reports.......................................................10
              -------
SECTION 4.08  No Material Adverse Effect; Conduct...........................11
              -----------------------------------
SECTION 4.09  Title to Properties...........................................11
              -------------------
SECTION 4.10  Certain Obligations...........................................12
              -------------------
SECTION 4.11  Permits; Compliance...........................................12
              -------------------
SECTION 4.12  Litigation; Compliance with Laws..............................12
              --------------------------------
SECTION 4.13  Employee Benefit Plans........................................13
              ----------------------


                          AGREEMENT AND PLAN OF MERGER
                                      -ii-

SECTION 4.14  Taxes.........................................................15
              -----
SECTION 4.15  Environmental Matters.........................................16
              ---------------------
SECTION 4.16  Intellectual Property.........................................16
              ---------------------
SECTION 4.17  Insurance.....................................................17
              ---------
SECTION 4.18  Pooling; Tax Matters..........................................17
              --------------------
SECTION 4.19  Affiliates....................................................18
              ----------
SECTION 4.20  Certain Business Practices....................................18
              --------------------------
SECTION 4.21  Opinion of Financial Advisor..................................18
              ----------------------------
SECTION 4.22  Brokers.......................................................19
              -------
SECTION 4.23  Acquiring Person..............................................19
              ----------------

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

SECTION 5.01 Organization and Qualification; Subsidiaries...................19
             --------------------------------------------
SECTION 5.02 Certificate of Incorporation and Bylaws........................19
             ---------------------------------------
SECTION 5.03 Capitalization.................................................20
             --------------
SECTION 5.04 Authorization of Agreement.....................................21
             --------------------------
SECTION 5.05 Approvals......................................................21
             ---------
SECTION 5.06 No Violation...................................................22
             ------------
SECTION 5.07 Reports........................................................22
             -------
SECTION 5.08 No Material Adverse Effect; Conduct............................23
             -----------------------------------
SECTION 5.09 Title to Properties............................................23
             -------------------
SECTION 5.10 Certain Obligations............................................23
             -------------------
SECTION 5.11 Permits; Compliance............................................24
             -------------------
SECTION 5.12 Litigation; Compliance with Laws...............................24
             --------------------------------
SECTION 5.13 Employee Benefit Plans.........................................24
             ----------------------
SECTION 5.14 Taxes..........................................................25
             -----
SECTION 5.15 Environmental Matters..........................................26
             ---------------------
SECTION 5.16 Pooling; Tax Matters...........................................26
             --------------------
SECTION 5.17 Affiliates.....................................................27
             ----------
SECTION 5.18 Brokers........................................................27
             -------
SECTION 5.19 Acquiring Person...............................................27
             ----------------
SECTION 5.20 Proposal to Acquire the Acquiror...............................27
             --------------------------------
SECTION 5.21 Certain Business Practices.....................................27
             --------------------------

                                   ARTICLE VI
                                    COVENANTS

SECTION 6.01 Affirmative Covenants..........................................28
             ---------------------
SECTION 6.02 Negative Covenants.............................................28
             ------------------
SECTION 6.03 No Solicitation................................................33
             ---------------


                          AGREEMENT AND PLAN OF MERGER
                                      -iii-

SECTION 6.04  Access and Information........................................34
              ----------------------
SECTION 6.05  Confidentiality Agreement.....................................35
              -------------------------

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01  Meeting of Stockholders.......................................35
              -----------------------
SECTION 7.02  Registration Statement; Proxy Statements......................35
              ----------------------------------------
SECTION 7.03  Appropriate Action; Consents; Filings.........................37
              -------------------------------------
SECTION 7.04  Affiliates; Pooling; Tax Treatment............................39
              ----------------------------------
SECTION 7.05  Public Announcements..........................................39
              --------------------
SECTION 7.06  NYSE Listing..................................................39
              ------------
SECTION 7.07  Rights Agreement; State Takeover Statutes.....................40
              -----------------------------------------
SECTION 7.08  Comfort Letters...............................................40
              ---------------
SECTION 7.09  Assumption of Obligations to Issue Stock......................40
              ----------------------------------------
SECTION 7.10  Employee Benefit Plans........................................41
              ----------------------
SECTION 7.11  Indemnification of Directors and Officers.....................42
              -----------------------------------------
SECTION 7.12  Newco.........................................................43
              -----
SECTION 7.13  Event Notices.................................................43
              -------------
SECTION 7.14  Stratworks Divestiture........................................44
              ----------------------
SECTION 7.15  Change in Control Agreements..................................44
              ----------------------------

                                  ARTICLE VIII
                               CLOSING CONDITIONS

SECTION 8.01  Conditions to Obligations
              -------------------------
                of Each Party Under This Agreement..........................44
                ----------------------------------
SECTION 8.02  Additional Conditions to Obligations
              ------------------------------------
                of the Acquiror Companies...................................45
                -------------------------
SECTION 8.03  Additional Conditions to Obligations of the Company...........46
              ---------------------------------------------------

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01  Termination...................................................46
              -----------
SECTION 9.02  Effect of Termination.........................................48
              ---------------------
SECTION 9.03  Amendment.....................................................48
              ---------
SECTION 9.04  Waiver........................................................48
              ------
SECTION 9.05  Fees, Expenses and Other Payments.............................48
              ---------------------------------

                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01 Effectiveness of Representations,
              ---------------------------------
                Warranties and Agreements..................................50
                -------------------------


                          AGREEMENT AND PLAN OF MERGER
                                      -iv-

SECTION 10.02  Notices.....................................................50
               -------
SECTION 10.03  Headings....................................................52
               --------
SECTION 10.04  Severability................................................52
               ------------
SECTION 10.05  Entire Agreement............................................52
               ----------------
SECTION 10.06  Assignment..................................................52
               ----------
SECTION 10.07  Parties in Interest.........................................52
               -------------------
SECTION 10.08  Failure or Indulgence Not Waiver;  Remedies Cumulative......52
               ------------------------------------------------------
SECTION 10.09  Governing Law...............................................52
               -------------
SECTION 10.10  Counterparts................................................52
               ------------



                          AGREEMENT AND PLAN OF MERGER
                                       -v-

                                     ANNEXES


Annex A      Schedule of Defined Terms
Annex B      Affiliate's Agreement (Landmark Graphics Corporation Affiliates)
Annex C      Affiliate's Agreement (Halliburton Company Affiliates)




                          AGREEMENT AND PLAN OF MERGER
                                      -vi-

                          AGREEMENT AND PLAN OF MERGER


         THIS  AGREEMENT  AND PLAN OF  MERGER,  dated as of June 30,  1996 (this
"Agreement"), is by and among Halliburton Company, a Delaware corporation ("Acquiror"), Halliburton Acq. Company, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Newco"), and Landmark Graphics Corporation, a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                    RECITALS:

         The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

         The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its stockholders and has approved and adopted this Agreement.

         Upon the terms and subject to the conditions of this Agreement and in accordance with the GCL, the Company will merge with and into Newco and Newco will be the Surviving Corporation.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

         The parties hereto acknowledge the execution and delivery of the Stock Option Agreement and the Voting Agreement concurrently with the execution and delivery of this Agreement.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         SECTION 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise

                          AGREEMENT AND PLAN OF MERGER
                                       -1-
defined has the meaning ascribed to it in accordance with generally accepted accounting principles as in effect from time to time: (c) "or" is not exclusive;
(d) "including" means "including, without limitation;" and (e) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                 TERMS OF MERGER

         SECTION 2.01 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company shall merge with and into Newco at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of each of the Constituent Corporations shall cease and Newco shall continue as the Surviving Corporation.

         SECTION 2.02 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the GCL.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation, except that from and after the Effective Time Article I of the certificate of incorporation shall be and read in its entirety as follows:

                                    ARTICLE I

         The name of the corporation shall be "Landmark Graphics Corporation."

Prior to the Effective Time, the certificate of incorporation and bylaws of Newco shall be amended so as to contain provisions substantially similar in form and substance to the provisions contained in Article IX of the certificate of incorporation and Section 6.10 of the bylaws of the Company, respectively.

                          AGREEMENT AND PLAN OF MERGER
                                       -2-

         SECTION 2.05 Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

                  (a) Subject to the other  provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in
         Section 3.01(c)) shall be converted into 0.574 shares of Acquiror Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) All shares of Company Common Stock shall, upon conversion thereof into shares of Acquiror Common Stock at the Effective Time, cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 3.01(c)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 3.02(e). The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly-owned Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without conversion thereof.


                          AGREEMENT AND PLAN OF MERGER
                                       -3-

                  (d) Each share of common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding as one share of common stock, par value $1.00 per share, of the Surviving Corporation.

         SECTION 3.02               Exchange of Certificates.

                  (a) Exchange Fund. On the day of the Effective Time, the Acquiror shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates evidencing a number of shares of Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio multiplied by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be cancelled pursuant to Section 3.01(c)). The Exchange Agent shall, pursuant to irrevocable instructions from the Acquiror, deliver Acquiror Common Stock, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Section 3.02(e) and any dividends or distributions related thereto, in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Section 3.02(c). Except as contemplated by Section 3.02(e), the Exchange Fund shall not be used for any other purpose.

                  (b) Letter of Transmittal. Promptly after the Effective Time, the Acquiror will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Section 3.02(e) and any dividends or distributions related thereto. If shares of Acquiror Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party

                          AGREEMENT AND PLAN OF MERGER
                                       -4-
         hereto shall be liable to any former holder of Company Common Stock for any Acquiror Common Stock, cash in lieu of fractional share interests or dividends or distributions thereon delivered to a public official pursuant to any applicable escheat law.

                  (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid (i) to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (A) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock and
         (ii) to the holder of any certificate that theretofore evidenced shares of Company Common Stock, without interest, promptly the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 3.02(e).

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled will not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.02(e) would be entitled to receive a fractional interest of a share of Acquiror Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Acquiror shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of Acquiror Common Stock allocable to each holder of record of Company Common Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for Federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions and fees of the Exchange Agent incurred in connection with such sales shall be paid by the Acquiror.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time shall be delivered to the Acquiror, upon demand, and any former

                          AGREEMENT AND PLAN OF MERGER
                                       -5-
         holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Common Stock and any cash to which they are entitled.

                  (g) Withholding of Tax. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror.

                  (h) Lost Certificates. If any certificate evidencing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Acquiror, the posting by such Person of a bond, in such reasonable amount as the Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Acquiror Common Stock to which the holder may be entitled pursuant to this Article III, any cash in lieu of fractional shares of Acquiror Common Stock to which the holder thereof may be entitled pursuant to
         Section 3.02(e) and any dividends or other distributions to which the holder thereof may be entitled pursuant to Section 3.02(d).

         SECTION 3.03 Closing. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, 3600 First City Tower, Houston, Texas 77002-6760, at 10:00 a.m. on the second Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

         SECTION 3.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Acquiror Companies that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing

                          AGREEMENT AND PLAN OF MERGER
                                       -6-
under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. Section 4.01 of the Company's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with (A) the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, and (B) an indication of whether each such Subsidiary is a "Significant Subsidiary." Neither the Company nor any of its Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Company.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore marked for identification and furnished to the Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

         SECTION 4.03               Capitalization.

                  (a) The  authorized  capital stock of the Company  consists of
         (i) 50,000,000 shares of Company Common Stock of which, as of March 29, 1996, 17,498,396 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound and (ii) 3,600,000 shares of Preferred Stock, par value $1.00 per share, of which none is issued but of which 500,000 shares have been designated as Series A Junior Participating Preferred Stock. As of June 30, 1996, 3,100,727 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Company Stock Options granted pursuant to the Company Option Plans.
         Except as set forth in Section 4.03(a) of the Company's Disclosure Letter, between March 29, 1996 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company. Except as set forth in Section 4.03(a) of the Company's Disclosure Letter, since March 29, 1996, the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

                  (b) Except as set forth in Section 4.03(a), no shares of Common Stock are reserved for issuance, and, except for the Company's Rights Plan and Company Stock Options listed in Section 4.03(b) of the Company's Disclosure Letter, there are no contracts,

                          AGREEMENT AND PLAN OF MERGER
                                       -7-
         agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or (iii) to grant any Lien on any shares of capital stock of the Company.

                  (c) The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company's Subsidiaries and the names and addresses of the holders of record of the capital stock or other equity interests of each such Subsidiary are set forth in
         Section 4.03(c) of the Company's Disclosure Letter. Except as set forth in the Company's Disclosure Letter, (i) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Section 4.03(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company; except for any matter under clause (i), (ii) or (iii) of this Section 4.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (d) Except as set forth in Section 4.03(d) of the Company's Disclosure Letter and for the Company's Rights Agreement, the Company Stock Options listed in Section 4.03(b) of the Company's Disclosure Letter and the Stock Option Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of

                          AGREEMENT AND PLAN OF MERGER
                                       -8-
         its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act, except in the case of any Subsidiaries of the Company that are not Significant Subsidiaries for any matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.04 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the GCL and the Company's certificate of incorporation). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the competition Laws, Regulations and Orders of foreign Governmental Authorities as set forth in the Company's Disclosure
Letter, (f) the NASD, (g) the filing and recordation of appropriate merger documents as required by the GCL and (h) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 4.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 4.05 and receipt of the approval of the Merger by the stockholders of the Company as required by the GCL and except as set forth in Section 4.06 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company

                          AGREEMENT AND PLAN OF MERGER
                                       -9-
or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement or a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of the GCL and to ensure that the execution, delivery and performance of this Agreement by the parties hereto will not cause any rights to be distributed or to become exercisable under the Company's Rights Plan.

         SECTION 4.07               Reports.

                  (a) Since June 30, 1993, the Company and its Subsidiaries have filed (i) all SEC Reports of the Company required to be filed with the Commission and (ii) all other Reports of the Company required to be filed with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports of the Company could not reasonably be expected to have a Material Adverse Effect on the Company. The Reports of the Company, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports of the Company, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (ii), in the case of the SEC Reports of the Company, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company filed with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Company filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (c) Except as set forth in Section 4.07(c) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, which would be

                          AGREEMENT AND PLAN OF MERGER
                                      -10-
         required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the
         Company's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since March 31, 1996, and (iii) liabilities or obligations the incurrence of which is not prohibited by Section 6.02(a).

         SECTION 4.08          No Material Adverse Effect; Conduct.

                  (a) Since March 31, 1996, no event (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as disclosed in Section 4.08(b) of the Company's Disclosure Letter, during the period from March 31, 1996 to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through
         (xi) of Section 6.02(a) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 4.09 Title to Properties. The Company or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Company's Consolidated Balance Sheet, other than any properties reflected in the Company's Consolidated Balance Sheet that (i) have been sold or otherwise disposed of since the date of the Company's Consolidated Balance Sheet in the ordinary course of business consistent with past practice or (ii) are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Company's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto since the date of the Company's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. Neither the Company nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held

                          AGREEMENT AND PLAN OF MERGER
                                      -11-
by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.10 Certain Obligations. Section 4.10 of the Company's Disclosure Letter contains a true and complete list of the Material Contracts of the Company and its Subsidiaries. Except as set forth in Section 4.10 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contract. All Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.11 Permits; Compliance. To the Knowledge of the Company, the Company and its Subsidiaries have obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 4.12 or any other Section of the Company's Disclosure Letter or
(b), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in
Section  4.12  of  the  Company's   Disclosure   Letter,  the  Company  and  its
Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.


                          AGREEMENT AND PLAN OF MERGER
                                      -12-

         SECTION 4.13               Employee Benefit Plans.

                  (a) Each Benefit Plan of the Company and its Subsidiaries is listed in Section 4.13(a) of the Company's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the Acquiror: (i) the most recent annual report (Form
         5500)  relating to each such  Current  Benefit Plan filed with the IRS,
         (ii) each such Current Benefit Plan, (iii) the trust agreement, if any, relating to each such Current Benefit Plan, (iv) the most recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, (v) the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan qualified under Section 401 of the Code.

                  (b)  No  event  has  occurred  and,  to the  Knowledge  of the
         Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Benefit Plans, or with respect to any such Benefit Plans, under ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) As to any such Current Benefit Plan intended to be qualified under Section 401 of the Code, such Benefit Plan has been determined by the IRS to satisfy in form the requirements of such Section and there has been no termination or partial termination of such Benefit Plan within the meaning of Section 411(d)(3) of the Code.

                  (d) As to any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code, such Terminated Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

                  (e) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (f) To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor or the PBGC.

                  (g) All contributions required to be made by the Company or the Company's Subsidiaries to such Benefit Plans pursuant to their terms and provisions have been made timely.


                          AGREEMENT AND PLAN OF MERGER
                                      -13-

                  (h) As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred within six years prior to date of this Agreement, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan,
         (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (i) Except as set forth in Section 4.13(i) of the Company's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payments have been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in
         Section 4.13(k) of the Company's Disclosure Letter which, in the aggregate, would be nondeductible under Section 280G of the Code.

                  (j) Except as set forth in Section 4.13(j) of the Company's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Current Benefit Plan or any of the programs, agreements, policies or other arrangements described in Section 4.13(k) of the Company's Disclosure Letter than it otherwise would or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements.

                  (k) Except as set forth in Section 4.13(k) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements with officers of the Company and its Subsidiaries, and all vacation, overtime and other compensation policies of the Company and its Subsidiaries relating to their employees have been made available to the Acquiror.

                  (l) Except as set forth in Section 4.13(l) of the Company's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of

                          AGREEMENT AND PLAN OF MERGER
                                      -14-

         Sections 601 through 608 of ERISA and Section 4980B of the Code. Each Benefit Plan or other arrangement described in Section 4.13(l) of the Company's Disclosure Letter may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                  (m) Neither the Company nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of
         Section 3(37) of ERISA.

                  (n) Except as set forth in Section 4.13(n) of the Company's Disclosure Letter, the vacation policies of the Company and its Subsidiaries do not provide for carryover vacation from one calendar year to the next.

                  (o) No collective bargaining agreement to which the Company or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has in the United States committed any unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

                  SECTION 4.14              Taxes.

                  (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) all Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due on or before the Effective Time have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Except as set forth in Section 4.14(b) of the Company's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

                  (c) Except as set forth in Section 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any

                          AGREEMENT AND PLAN OF MERGER
                                      -15-
         material Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any material Tax due with respect to the period covered by any Tax Return.

                  (d) There is no claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Except as set forth in Section 4.14(e) of the Company's Disclosure Letter, none of the Company and its Subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is the common parent corporation.

         SECTION 4.15  Environmental  Matters.  Except for matters  disclosed in
Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations; (e) to the Company's knowledge, there has been no exposure (attributable to the action of the Company or its Subsidiaries) of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) the Company and its Subsidiaries have made available to the Acquiror all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries.

         SECTION 4.16               Intellectual Property.

                  (a) The Company or one or more of its Subsidiaries own, or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information (including the Software) as are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted except for any such intellectual property as to which the failure to own or hold licenses could not reasonably be expected to have a Material Adverse

                          AGREEMENT AND PLAN OF MERGER
                                      -16-

         Effect on the Company. Neither the Company nor any of its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any material license held by the Company or any of its Subsidiaries under, any patent, trademark, service mark, trade name, trade secret or copyright.

                  (b) The list of components contained in the definition of Software is, in all material respects, a true, accurate, and complete list of the software applications with respect to which the Company has an ownership interest. The Software, and its use, licensing, copying and/or distribution, do not infringe or violate any copyrights, trade secrets, patents, or other proprietary rights of any third party. Except as set forth in Section 4.12 of the Company's Disclosure Letter, no claim of infringement of any patent, copyright, trade secret, or other proprietary right is pending against the Company. All security devices, techniques, and applications used by the Company and its Subsidiaries and contained within the Software can be identified and disabled by the Company. Section 4.16(b) of the Company's Disclosure Letter sets forth material third party software marketed by the Company and/or embedded into the Software.

         SECTION 4.17 Insurance. The Company and its Subsidiaries own and are beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. To the Knowledge of the Company, all such policies are in full force and effect and all premiums due thereon have been paid. Section 4.17 of the Company's Disclosure Letter sets forth a list, including the name of the underwriter, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies currently maintained by the Company and its Subsidiaries.

         SECTION 4.18 Pooling; Tax Matters. To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

                  (i) To the Knowledge of the Company, there is no plan or intention by any stockholder of the Company who owns 5 percent or more of the Company Common Stock and there is no plan or intention on the part of any of the remaining stockholders of the Company, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the ownership of Acquiror Common

                          AGREEMENT AND PLAN OF MERGER
                                      -17-

         Stock by the stockholders of the Company to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all Company Common Stock (including shares of Company Common Stock sold for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

                  (ii) The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (iii) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired, or will be settled at a discount.

                  (iv) The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (v) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                  (vi) The liabilities of the Company that will be assumed by the Surviving Corporation in the Merger and any liability to which the assets to be transferred to the Surviving Corporation are subject were incurred by the Company in the ordinary course of its business. The total amount of such liabilities does not equal or exceed the aggregate basis of the Company in the assets to be transferred to the Surviving Corporation in the Merger.

         SECTION 4.19 Affiliates. Section 4.19 of the Company's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all its Subsidiaries but including all directors and executive officers of the Company.

         SECTION 4.20 Certain Business Practices. As of the date of this Agreement, neither the Company or any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.21 Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated on the date of this Agreement to the effect that the Common

                          AGREEMENT AND PLAN OF MERGER
                                      -18-

Stock Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

         SECTION 4.22 Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Acquiror a complete and correct copy of all agreements between the Company and Morgan Stanley & Co. Incorporated pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 4.23 Acquiring Person. None of the Acquiror Companies is (a) an "Acquiring Person" as defined in the Company Rights Plan or (b) will become an "Acquiring Person" as a result of any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         The Acquiror Companies hereby represent and warrant to the Company that:

         SECTION 5.01 Organization and Qualification; Subsidiaries. The Acquiror, Newco and each other Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.
Section 5.01 of the Acquiror's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror.

         SECTION 5.02 Certificate of Incorporation and Bylaws. The Acquiror has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. None of the Acquiror, Newco or any of the Acquiror's Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).


                          AGREEMENT AND PLAN OF MERGER
                                      -19-

         SECTION 5.03               Capitalization.

                  (a) The authorized  capital stock of the Acquiror  consists of
         (i) 200,000,000 shares of Acquiror Common Stock of which as of March 31, 1996: 114,787,914 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Acquiror's certificate of incorporation or bylaws or any agreement to which the Acquiror is a party or is bound, and (ii) 5,000,000 shares of Preferred Stock, par value $1.00 per share, of which none is issued but of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock. Between March 31, 1996 and the date of this Agreement, no shares of Acquiror Common Stock have been issued by the Acquiror except pursuant to the exercise of outstanding Acquiror Stock Options and otherwise to the extent set forth in Section 5.03(a) of the Acquiror's Disclosure Letter. Except as set forth in Section 5.03(a) of the Acquiror's Disclosure Letter, from March 31, 1996 to the date of this Agreement, the Acquiror has not granted any options for, or other rights to purchase, shares of Acquiror Common Stock.

                  (b) Except as set forth in Section 5.03(b) of the Acquiror's Disclosure Letter, no shares of Acquiror Common Stock are reserved for issuance, and, except for the Acquiror's Rights Plan, the Acquiror Stock Options listed in Section 5.03(b) of the Acquiror's Disclosure Letter and the other agreements listed in Section 5.03(b) of the Acquiror's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Acquiror (i) to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror,
         (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror or (iii) to grant any Lien on any shares of capital stock of the Acquiror.

                  (c) Except as set forth in the Acquiror's  Disclosure  Letter,
         (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other

                          AGREEMENT AND PLAN OF MERGER
                                      -20-
         equity interests in, any of the Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Acquiror; except for any matter under clause (i), (ii) or (iii) of this Section 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (d) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Significant Subsidiaries is a party or by which the Acquiror or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Significant Subsidiaries.

         SECTION 5.04 Authorization of Agreement. Each of the Acquiror and Newco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquiror and Newco of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of the Acquiror and Newco, respectively. This Agreement has been duly executed and delivered by the Acquiror and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Newco, enforceable against the Acquiror and Newco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 5.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the competition Laws, Regulations and Orders of foreign Governmental Authorities as set forth in the Acquiror's Disclosure
Letter, (f) the NYSE, (g) the filing and recordation of appropriate merger documents as required by the GCL and (h) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Acquiror or Newco to perform its obligations under this Agreement or to have a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Newco to permit the Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.


                          AGREEMENT AND PLAN OF MERGER
                                      -21-

         SECTION 5.06 No Violation. Except as set forth in Section 5.06 of the Acquiror's Disclosure Letter, assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing nor the performance by the Acquiror or Newco of their respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under
(i) any Law, Regulation or Order applicable to the Acquiror or Newco, (ii) the certificate of incorporation or bylaws of the Acquiror or Newco or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror.

         SECTION 5.07               Reports.

                  (a) Since December 31, 1993, the Acquiror has filed all SEC Reports of the Acquiror required to be filed with the Commission. The SEC Reports of the Acquiror, including those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Acquiror's Consolidated Financial Statements and any consolidated financial statements of the Acquiror (including any related notes thereto) contained in any SEC Reports of the Acquiror filed with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Acquiror filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (c) Except as set forth in the Acquiror's Disclosure Letter, there exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, that would be required to be reflected,

                          AGREEMENT AND PLAN OF MERGER
                                      -22-
         reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror and its Subsidiaries since March 31, 1996, (iii) liabilities or obligations the incurrence of which is not prohibited by Section 6.02(b) and (iv) liabilities or obligations that are not Material to the Acquiror.

         SECTION 5.08          No Material Adverse Effect; Conduct.

                  (a) Since March 31, 1996, no event (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

                  (b) Except as disclosed in the Acquiror's Disclosure Letter, during the period from March 31, 1996 to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (vii) of
         Section 6.02(b) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 5.09 Title to Properties. The Acquiror or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Acquiror's Consolidated Balance Sheet, other than any properties reflected in the Acquiror's Consolidated Balance Sheet that (i) have been sold or otherwise disposed of since the date of the Acquiror's Consolidated Balance Sheet or (ii) are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Acquiror's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Acquiror's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Acquiror's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Acquiror's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Acquiror.

         SECTION 5.10 Certain Obligations. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror or any of its Subsidiaries

                          AGREEMENT AND PLAN OF MERGER
                                      -23-
is a party are in full force and effect, the Acquiror or the Subsidiary of the Acquiror that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.11 Permits; Compliance. To the Knowledge of the Acquiror, the Acquiror and its Subsidiaries have obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits that the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and, to the Knowledge of the Acquiror, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.12 or any other Section of the Acquiror's Disclosure Letter or (b), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. The Acquiror and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.13               Employee Benefit Plans.

                  (a) No event has occurred and, to the Knowledge of the Acquiror, there exists no condition or set of circumstances in connection with which the Acquiror or any of its Subsidiaries could be subject to any liability under the terms of any Benefit Plans of the Acquiror or any of its Subsidiaries or, with respect to any such Benefit Plan, under ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (b) As to any Current Benefit Plan included in such Benefit Plans that is intended to be qualified under Section 401 of the Code, such Current Benefit Plan satisfies in form the

                          AGREEMENT AND PLAN OF MERGER
                                      -24-
         requirements of such Section and there has been no termination or partial termination of such Current Benefit Plan within the meaning of
         Section 411(d)(3) of the Code.

                  (c) As to any Terminated Benefit Plan included in such Benefit Plans that is intended to have been qualified under Section 401 of the Code, such Terminated Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

                  (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Acquiror, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (e) As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents the material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii), except as set forth in Section 5.13(e) of the Acquiror's Disclosure Letter, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of
         ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (f) Neither the Acquiror nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of
         Section 3(37) of ERISA.

         SECTION 5.14               Taxes.

                  (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (i) all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due on or before the Effective Time have been or will be timely paid in full,
         (iii) all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.


                          AGREEMENT AND PLAN OF MERGER
                                      -25-

                  (b) There is no claim against the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.15  Environmental  Matters.  Except for matters  disclosed in
Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries.

         SECTION 5.16 Pooling; Tax Matters. To the Knowledge of the Acquiror, neither the Acquiror nor any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

                  (i) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of Newco's net assets and at least 70 percent of Newco's gross assets, held immediately prior to the Merger, taking into account amounts used to pay Merger expenses and any distributions other than regular dividends.

                  (ii) The Acquiror has no plan or intention to (A) liquidate the Surviving Corporation, (B) merge the Surviving Corporation with or into another corporation, (C) sell or otherwise dispose of the stock of the Surviving Corporation, (D) cause or permit the Surviving Corporation to issue additional shares of its capital stock that would result in the Acquiror's losing control (within the meaning of section 368(c) of the Code) of the Surviving Corporation, (E) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business and dispositions to a corporation controlled (within the

                          AGREEMENT AND PLAN OF MERGER
                                      -26-
         meaning of Section 368(c) of the Code) by the Surviving Corporation, or
         (F) reacquire any of the Acquiror Common Stock issued to the holders of Company Common Stock in the Merger.

                  (iii) Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its assets in a business.

                  (iv) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired, or will be settled at a discount.

                  (v) The Acquiror does not own, nor has it owned during the past five years, any shares of capital stock of the Company.

         SECTION 5.17 Affiliates. Section 5.17 of the Acquiror's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Acquiror, may be deemed to be Affiliates of the Acquiror, excluding all its Subsidiaries but including all directors and executive officers of the Acquiror.

         SECTION 5.18 Brokers. Except as set forth in Section 5.18 of the Acquiror's Disclosure Letter, no broker, finder or investment banker (other than Dillon, Read & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         SECTION 5.19 Acquiring Person. Based on the information set forth in the Company's SEC Reports, no holder of 5 percent or more of the outstanding Company Common Stock whose existence is disclosed therein will at the Effective Time become an "Acquiring Person", as such term is defined in the Acquiror's Rights Plan, as a result of any of the transactions contemplated by this Agreement.

         SECTION 5.20 Proposal to Acquire the Acquiror. There is not pending any bona fide proposal received by the Acquiror regarding any merger, consolidation or reorganization of the Acquiror with any other Person as a result of which less than a majority of the combined voting power of the securities of the Person surviving such transaction would be held immediately after such transaction by all the holders of Acquiror Common Stock immediately prior to such transaction and for which transaction financing, to the extent required, is then committed.

         SECTION 5.21 Certain Business Practices. As of the date of this Agreement, neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended,

                          AGREEMENT AND PLAN OF MERGER
                                      -27-

(iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Affirmative Covenants. Each of the Company and the Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contem plated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries to:

                  (a) operate its business in the usual and ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such party.

         SECTION 6.02               Negative Covenants.

                  (a) Except as set forth in Schedule 6.02(a) of the Company's Disclosure Letter, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) (A) to increase the compensation payable to or to
                  become payable to any director or executive officer, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities or otherwise in the ordinary course of business and consistent with

                          AGREEMENT AND PLAN OF MERGER
                                      -28-
                  past practice; (B) to grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into or amend in any material respect any employment or severance agreement, including any amendment whatsoever to the Employment Agreement, with, any director, officer or employee, either individually or as part of a class of similarly situated persons; (C) to establish, adopt or enter into any Benefit Plan or (D), except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 7.09 of this Agreement, to amend, or to take any other actions (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) with respect to any of the Benefit Plans of such party;

                           (ii) to declare or to pay any dividend on, or to make
                  any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

                           (iii) (A) to redeem, purchase or acquire, or to offer
                  to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than (1) any such acquisition by the Company or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its Subsidiaries, (3) the repurchase of rights pursuant to the terms (as in effect on the date of this Agreement) of the Company Rights Agreement to the extent required by a court of competent jurisdiction or (4) any periodic purchase of Company Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan);
                  (B) to effect any reorganization or recapitalization; or (C) to split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or to issue or to authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests, other than intercompany transfers among the Company and its wholly-owned Subsidiaries or among such wholly-owned Subsidiaries;


                          AGREEMENT AND PLAN OF MERGER
                                      -29-

                           (iv) (A) to offer, sell, issue or grant, or authorize
                  the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries, other than issuances of Company Common Stock (1) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this
                  Agreement), (2) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries or (3) any periodic issuance of shares of Company Common Stock occurring pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries,
                  (B), except as set forth in Section 4.08(b) of the Company's Disclosure Letter, to amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable law); (C) to take any action to accelerate the vesting of any outstanding Company Stock Options or (D) to grant any Lien with respect to any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

                           (v) except as set forth in Section 4.08(b) of the Company's Disclosure Letter, to acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and acquisitions of equity interests, assets and businesses in an amount not to exceed $250,000 in the aggregate);

                           (vi) except as set forth in Section 4.08(b) of the Company's Disclosure Letter, to sell, lease, exchange or otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $250,000 in the aggregate;

                           (vii) to  adopt  any  amendments  to its  charter  or
                  bylaws or other organizational documents that would alter the terms of its capital stock or other

                          AGREEMENT AND PLAN OF MERGER
                                      -30-
                  equity interests or would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement;

                           (viii) (A) to change any of its methods of accounting
                  in effect at June 30, 1995, except as may be required to comply with GAAP, (B) to make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) to settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $250,000) or
                  (D) to change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1995, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

                           (ix) to incur any  obligations  for borrowed money or
                  purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by
                  Section 6.02(a)(vi)) that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement or otherwise in the ordinary course of business consistent with past practice and in no event (including purchase money indebtedness as to which Liens may be granted pursuant to Section 6.02(a)(vi)) in excess of $250,000;

                           (x) release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

                           (xi) enter into any Material  Contract with any third
                  Person  (other  than  customers  and  vendors in the  ordinary course of business) which provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof; or

                           (xii) agree in writing or otherwise to do any of the
                  foregoing;

                  (b) The Acquiror covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:


                          AGREEMENT AND PLAN OF MERGER
                                      -31-

                           (i) to declare or to pay any  dividend on, or to make
                  any other distribution in respect of, outstanding shares of capital stock, except for (A) dividends by a wholly-owned Subsidiary of such party to such party or another wholly-owned Subsidiary of such party, (B) regular quarterly dividends payable to holders of Acquiror Common Stock in the amounts per share and at the approximate times paid during calendar year 1995 and (C) dividends paid by partially owned subsidiaries declared and paid in the ordinary course of business;

                           (ii) (A) to redeem,  purchase or acquire, or to offer
                  to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Acquiror in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock or Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries, (3) any periodic purchase of Acquiror Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries and (4) any redemption, purchase or acquisition by a Subsidiary that could not reasonably be expected to have a Material Adverse Effect on the Acquiror) or
                  (B) to effect any reorganization or recapitalization other than any reorganization or recapitalization that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement;

                           (iii) to offer,  sell,  issue or grant,  or authorize
                  the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries, other than issuances of Acquiror Common Stock (A) upon the exercise of Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this
                  Agreement), (B) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Acquiror or any of its Subsidiaries, or (C) any periodic issuance of shares of Acquiror Common Stock or Acquiror Stock Options pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Acquiror or any of its Subsidiaries or (D) any issuance of shares of Acquiror Common Stock for cash or in connection with any acquisition of equity

                          AGREEMENT AND PLAN OF MERGER
                                      -32-
                  interests, assets or businesses and other than any such offer, sale, issuance or grant that could not reasonably be expected to have a Material Adverse Effect on the Acquiror or a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement;

                           (iv) to  acquire or agree to  acquire,  by merging or
                  consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and acquisitions of equity interests, assets and businesses that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement);

                           (v) to sell, lease, exchange or otherwise dispose of,
                  or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and incurrences of Liens that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement;

                           (vi) to adopt any amendments to its charter or bylaws
                  or other organizational documents that would alter the terms of the Acquiror's Common Stock or could reasonably be expected to have a material adverse effect on the ability of the Acquiror or Newco to perform its obligations under this Agreement;

                           (vii) to incur any  obligations for borrowed money or
                  purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by
                  Section 6.02(b)(vi)) that are Material to the Acquiror, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement, obligations incurred in the ordinary course of business consistent with past practice and obligations that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement;

                           (viii) agree in writing or otherwise to do any of
                  the foregoing;

         SECTION 6.03 No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Section 9.01, the Company agrees that it will not initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action knowingly to facilitate, any inquiries or the making of any

                          AGREEMENT AND PLAN OF MERGER
                                      -33-
proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's Subsidiaries to take any such action and, to the extent permitted by contracts existing at the date of this Agreement, the Company shall promptly notify the Acquiror of any such inquiries and proposals received by the Company or any of its Subsidiaries or by any such officer, director, investment banker, financial advisor or attorney, relating to any of such matters; provided, however, that (i) nothing contained in this Section 6.03 shall prohibit the Board of Directors of the Company from (A) furnishing information to, or entering into discussions or negotiations with, any Persons in connection with an unsolicited bona fide proposal in writing by such Person to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company or any of its Significant Subsidiaries, if, and only to the extent that (1) the Board of Directors of the Company, after considering the advice of outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law and (2) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides written notice to the Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction and (ii) taking the actions contemplated by (i) above under the circumstances described therein will not be deemed to be a breach of this Agreement.

         SECTION 6.04               Access and Information.

                  (a)  Each  of  the   parties   shall,   and  shall  cause  its
         Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

                  (b) If this Agreement is terminated for any reason pursuant to
         Article IX hereof, a party that has received information in accordance with Section 6.04(a), within ten days after request therefor from the other party, shall return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to it and its Representatives pursuant to the provisions of Section 6.04(a) and all internal memoranda, analyses, evaluations and other

                          AGREEMENT AND PLAN OF MERGER
                                      -34-
         similar material containing or reflecting any such information, in each case other than information available to the general public without restriction.

         SECTION 6.05 Confidentiality Agreement. The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Meeting of Stockholders. The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the GCL and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. The Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the GCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

         SECTION 7.02     Registration Statement; Proxy Statements.

                  (a) As promptly as practicable after the execution of this Agreement, the Acquiror Companies shall prepare and file with the Commission a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of the Company (the "Company Proxy Statement/Prospectus"), in connection with the registration under the Securities Act of the offering, sale and delivery of Acquiror Common Stock to be issued in the Merger pursuant to this Agreement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission a proxy statement that will be the same as the Company Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger (such Company Proxy Statement/Prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Company Proxy Statement"). Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become

                          AGREEMENT AND PLAN OF MERGER
                                      -35-
         effective, the Company shall mail the Company Proxy Statement to its stockholders entitled to notice of and to vote at the Company Stockholders' Meeting. The Company Proxy Statement shall, subject to the exercise, in good faith and with due care, by the Company's Board of Directors of its fiduciary duty to the stockholders of the Company, include the recommendation of the Company's Board of Directors in favor of the Merger.

                  (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in
         (i) the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement, the Company shall promptly inform the Acquiror, and the Company shall undertake to amend or supplement the Company Proxy Statement accordingly. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as of the time of filing as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror Companies for inclusion in the Company Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Affiliates, or to their respective officers or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement, the Acquiror shall promptly inform the Company, and the Acquiror shall undertake to amend or supplement the

                          AGREEMENT AND PLAN OF MERGER
                                      -36-

         Registration Statement or the prospectus contained therein accordingly. All documents that the Acquiror Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall as of the time of filing comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (d) No amendment or supplement to the Registration Statement or the Company Proxy Statement will be made by the Acquiror or the Company without the approval of the other party. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Company Proxy Statement, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Company Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         SECTION 7.03         Appropriate Action; Consents; Filings.

                  (a) The Company and the Acquiror shall each use all reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Permits or Orders required to be obtained or made by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the Regulations thereunder, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that the Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Company Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement.


                          AGREEMENT AND PLAN OF MERGER
                                      -37-

                  (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or Material Contract of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

                  (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Permit or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have an Material Adverse Effect on the Acquiror or the Company.

                           (d) (i) Each of the Company and  Acquiror  shall give
                  (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement,
                  (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

                           (ii) If any party  shall fail to obtain  any  consent
                  from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the

                          AGREEMENT AND PLAN OF MERGER
                                      -38-
                  adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 7.04          Affiliates; Pooling; Tax Treatment.

                  (a) The Company shall use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex B hereto from (i) each Person identified in Section 4.19 of the Company's Disclosure Letter within 15 days following the execution and delivery of this Agreement and (ii) from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

                  (b) The Acquiror shall use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each Person identified in Section 5.17 of the Acquiror's Disclosure Letter within 15 days following the execution and delivery of this Agreement and (ii) from any Person who may be deemed to have become an Affiliate of the Acquiror after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

                  (c) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

                  (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                  (e) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 7.05 Public Announcements. The Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.06 NYSE Listing. The Acquiror shall use all reasonable efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time. To the Knowledge of the

                          AGREEMENT AND PLAN OF MERGER
                                      -39-

Acquiror, there are no facts and circumstances that could reasonably be expected to preclude the Acquiror Common Stock to be issued in the Merger from being approved for listing on the NYSE.

         SECTION 7.07 Rights Agreement; State Takeover Statutes. The Company shall take all action (including, if necessary, redeeming all of the outstanding rights issued pursuant to the Company Rights Agreement or amending or terminating the Rights Agreement) so that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered. The Company will take all steps necessary to exempt the transactions contemplated by this Agreement from Section 203 of the GCL.

         SECTION 7.08               Comfort Letters.

                  (a) The Company shall use all reasonable efforts to cause Price Waterhouse LLP to deliver a letter dated as of the date of the Company Proxy Statement, and addressed to the Company and the Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement.

                  (b) The Acquiror shall use all reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated as of the date of the Company Proxy Statement, and addressed to the Acquiror and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement.

         SECTION 7.09          Assumption of Obligations to Issue Stock.

                  (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall be assumed by the Surviving Corporation and become an option to purchase that number of shares of Acquiror Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Common Stock Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Common Stock Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421 of the Internal Revenue Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner that complies with Section 424(a) of the Code.


                          AGREEMENT AND PLAN OF MERGER
                                      -40-

                  (b) On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to the Acquiror, as may be necessary or desirable in order to authorize the transactions contemplated by subsection (a) of this Section.

                  (c) The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed by Acquiror pursuant to Section 7.09(a) above.

                  (d) As promptly as practicable after the Effective Time, the Acquiror shall file one or more Registration Statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to the Company Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.

                  (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Stock Option Plans providing for the issuance or grant of Company Stock Options shall be assumed as of the Effective Time by the Surviving Corporation with such amendments thereto as may be required to reflect the Merger.

         SECTION 7.10 Employee Benefit Plans. Provided that the Company shall not be obligated with respect to any action taken by the Company or its Subsidiaries with respect to the Employee Benefit Plans of the Company or its Subsidiaries in violation of the provisions of Section 6.02(a), the Acquiror hereby agrees to guarantee and to cause the Surviving Corporation and each Subsidiary of the Surviving Corporation to honor and perform all obligations of the Surviving Corporation and each Subsidiary of the Surviving Corporation under all Benefit Plans of the Company and such Subsidiaries and all employment contracts of the Company listed on Section 4.10 of the Company's Disclosure Letter, including, except as amended by the Employment Agreement, the Change in Control Agreements and the Restricted Stock Agreement, including the provisions of the Change in Control Agreements and the Restricted Stock Agreement that provide for the acceleration of vesting schedules applicable to stock options and restricted stock awards granted thereunder upon the Effective Time (other than the Company Option Plans, the Company Stock Options granted thereunder (other than those granted and outstanding on the date of this Agreement) and incentive compensation plans of the Company and its Subsidiaries). The Acquiror shall cause the Surviving Corporation to maintain through December 31, 1997 (the "Benefit Continuation Period"), the Benefit Plans of the Company and its Subsidiaries set forth in Section 4.13(a) of the Company's Disclosure Letter, substantially as in effect immediately prior to the Effective Time (other than the Company Option Plans, the Company Stock Options granted thereunder (other than those granted and outstanding on the date of this Agreement) and incentive compensation plans of the Company and its Subsidiaries). From and after the Effective Time, including after the Benefit Continuation Period, the Acquiror shall grant all employees of the Company and its Subsidiaries on the Closing Date credit for all service (to the same extent as service with the Acquiror or any

                          AGREEMENT AND PLAN OF MERGER
                                      -41-

Subsidiary of the Acquiror is taken into account with respect to similarly situated employees of the Acquiror and the Subsidiaries of the Acquiror) with the Company and any Subsidiary of the Company and their respective predecessors prior to the Effective Time under all Benefit Plans of the Acquiror or its Subsidiaries in which such employees shall become eligible to participate as if such service with the Company or any Subsidiary of the Company was service with the Acquiror or any Subsidiary of the Acquiror, and, with respect to any medical or dental benefit plan in which such employees become eligible to participate, the Acquiror shall waive any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of the Company or any Subsidiary of the Company who was, as of the Effective Time, excluded from participation in a Benefit Plan by virtue of such pre-existing condition) and provided that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of the Acquiror and the Subsidiaries of the Acquiror.

         SECTION 7.11          Indemnification of Directors and Officers.

                  (a) Until six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder or as to the ability of the Company to indemnify such Persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of this subsection (a) of this Section respecting the certificate of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

                  (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Section 7.11(a) up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (iii) the fair market value of any assets of the Acquiror or any of its

                          AGREEMENT AND PLAN OF MERGER
                                      -42-

         Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and plus (iv) any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries.

                  (d) Notwithstanding subsection (a), (b) or (c) of this Section 7.11, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsection if the Acquiror shall assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this
         Section 7.11, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

                  (e) The Acquiror shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Acquiror or the Surviving Corporation be required to expend more than 200 percent of the current annual premiums paid by the Company for such insurance; provided, further, that, if the Acquiror or the Surviving Corporation is unable to obtain insurance for any period for 200 percent of the current annual premiums, then the obligation of the Acquiror and the Surviving Corporation pursuant hereto shall be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.

                  (f) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

                  (g) The Acquiror shall not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation shall ensure that the surviving or resulting entity assumes the obligations imposed by subsections (a), (b), (c) and (e) of this Section.

         SECTION 7.12 Newco. Prior to the Effective Time, Newco shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Acquiror). The Acquiror shall take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.13 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions

                          AGREEMENT AND PLAN OF MERGER
                                      -43-
contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.13 shall cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.14 Stratworks Divestiture. The Company shall divest itself on or prior to the Closing Date of any ownership interest in the software application called "Stratworks" through the sale thereof to a Person unaffiliated with either the Company or the Acquiror on terms reasonably satisfactory to the Acquiror.

         SECTION 7.15 Change in Control Agreements. Prior to the Effective Time, the Company shall agree, and shall use all reasonable efforts to cause each Person who is a party to one of the Change in Control Agreements to agree, in writing that (a) for all purposes of such Change in Control Agreements, Newco shall be substituted for the Company as the successor to the Company, except that, for purposes of each of the Change in Control Agreements, a "Change in Control" shall be deemed to have occurred as a result of the Merger, (b) no payments will be required pursuant to Section 5 of any of the Change in Control Agreements solely as a result of the Merger and (c) Section 4(b)(ii)(A) of each of the Change in Control Agreements will be amended and restated to read in its entirety as follows: "Failure to elect or reelect the Executive to the office of the Company which the Executive held immediately prior to a Change in Control;". Such agreements shall be reasonably satisfactory in form and substance to the Acquiror.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission.

                  (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company as required by the GCL.


                          AGREEMENT AND PLAN OF MERGER
                                      -44-

                  (c) No Order. No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  (e) Foreign Governmental Authorities. The applicable waiting period under any competition Laws, Regulations and Orders of foreign Governmental Authorities, as set forth in the Acquiror's Disclosure Letter and the Company's Disclosure Letter, shall have expired or been terminated.

                  (f) Pooling of Interests. The Acquiror and the Company shall have been advised in writing by Arthur Andersen LLP as of the date upon which the Effective Time is to occur to the effect that such firm knows of no reason why the Merger cannot be treated for financial accounting purposes as a pooling of interests.

         SECTION 8.02 Additional Conditions to Obligations of the Acquiror Companies. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Effective Time as though made again on and as of the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

                  (c) Tax Opinion. The Acquiror shall have received the opinion dated on or prior to the effective date of the Registration Statement of Vinson & Elkins LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the Acquiror, the Company or Newco by reason of the Merger.


                          AGREEMENT AND PLAN OF MERGER
                                      -45-

         SECTION 8.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Acquiror Companies contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Effective Time as though made again on and as of the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

                  (b) Agreements and Covenants. The Acquiror Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

                  (c) Tax Opinion. The Company shall have received the opinion dated on or prior to the effective date of the Registration Statement of Winstead Sechrest & Minick P.C. to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt of shares of Acquiror Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to any cash received in lieu of fractional share interests.

                  (d) Investment Banker's Opinion. The Company shall have received, on the date of mailing of the Company Proxy Statement to the holders of Company Common Stock, a written opinion from Morgan Stanley & Co. Incorporated, dated the date of such mailing, confirming the opinion to which reference is made in Section 4.21.

                  (e) NYSE Listing. The shares of Acquiror Common Stock to be issued pursuant to the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                          AGREEMENT AND PLAN OF MERGER
                                      -46-

                  (a) by mutual consent of the Acquiror and the Company;

                  (b) by the Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) or
         Section 8.02(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Section 9.01(b);

                  (c) by the Company, upon breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in
         Section 8.03(a) or Section 8.03(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(c);

                  (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

                  (e) by either Acquiror or the Company, if the Merger shall not have been consummated before December 31, 1996; provided, however, that this Agreement may be extended by written notice of either Acquiror or the Company to a date not later than February 28, 1997, if the Merger shall not have been consummated as a result of the Company or the Acquiror Companies having failed by December 31, 1996 to receive all required Permits and Orders with respect to the Merger or as a result of the entering of an Order by a Court or Governmental Authority;

                  (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders' Meeting;

                  (g) by the Acquiror, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner materially adverse to the Acquiror Companies or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so; (ii) a tender offer or exchange offer for 50 percent or more of the outstanding shares of Company Common Stock is commenced and the Board of Directors of the Company, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes

                          AGREEMENT AND PLAN OF MERGER
                                      -47-
         no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the Regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 50 percent or more of the then outstanding shares of capital stock of the Company; or

                  (h) by the Company, if the Company accepts a Superior Proposal and makes the payment required pursuant to Section 9.05(c)(i) of this Agreement and pays the expenses for which the Company is responsible under Section 9.05(a) of this Agreement.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.02 Effect of Termination. Except as provided in Section 9.05 or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.04, the Acquiror Companies shall be deemed to be one party.

         SECTION 9.05          Fees, Expenses and Other Payments.

                  (a) Except as provided in Section 9.05(c) of this Agreement, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses related to printing, filing and

                          AGREEMENT AND PLAN OF MERGER
                                      -48-
         mailing the Registration Statement and the Company Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Company Proxy Statement shall be one-half each; and provided, further, that the Acquiror may, at its option, pay any Expenses of the Company that are solely and directly related to the Merger.

                           (b) (i) The Company  agrees  that,  if (A) either (1)
                  this Agreement is terminated pursuant to Section 9.01(f) and, after the date of this Agreement and prior to the Company Stockholders' Meeting, the Company shall have furnished information to, or entered into discussions or negotiations with, any Person with respect to a Competing Transaction involving the Company or any of its Subsidiaries and the Board of Directors of the Company shall not have reaffirmed its favorable recommendation to its stockholders with respect to the transactions contemplated by this Agreement by the time of the Company Stockholders' Meeting; (2) the Acquiror terminates this Agreement pursuant to Section 9.01(g)(i) or 9.01(g)(ii);
                  (3) the Company terminates this Agreement pursuant to Section 9.01(h); or (4) within twelve months after the date of the termination of this Agreement, any Person or "group" (as such term is defined under Section 13(d) of the Exchange Act and the Regulations promulgated thereunder), other than the Acquiror, its Subsidiaries or Affiliates, shall have acquired beneficial ownership, by tender offer or exchange offer or otherwise, of 50 percent or more of the outstanding Company Common Stock and (x) the value of the consideration per share received by the stockholders of the Company in such transaction shall have been higher on a per share basis than the consideration payable to the stockholders of the Company under this Agreement on a per share basis or (y) such transaction shall be on more favorable terms to the stockholders of the Company than the Merger; then (B) in each such case the Company shall pay to the Acquiror $18 million.

                           (ii) The Company  agrees  that,  if (A) the  Acquiror
                  shall terminate this Agreement pursuant to Section 9.01(b) and such termination is the result of an intentional or willful breach by the Company of any agreement, covenant, representation or warranty herein and (B) either (1) within twelve months after such termination of this Agreement the Company shall have entered into a definitive agreement providing for a Business Combination with any Person or "group" (as such term is defined under Section 13(d) of the Exchange Act and the Regulations promulgated thereunder), other than Acquiror, its Subsidiaries or Affiliates, to which the Company shall have furnished information or with which the Company shall have had any contacts or entered into any discussions or negotiations relating to a Business Combination at any time during the period commencing eighteen months prior to the date of this Agreement through the date of termination of this Agreement and contemplating the payment to the Company or its stockholders, as the case may be, of consideration having a higher value in the aggregate than the consideration payable to the Company's stockholders under this Agreement or such transaction shall be on more favorable terms to the stockholders of the Company than the Merger and such Business Combination is thereafter consummated or (2) within twelve

                          AGREEMENT AND PLAN OF MERGER
                                      -49-
                  months after such termination of this Agreement, any such Person or group shall have acquired beneficial ownership, by tender offer or exchange offer or otherwise, of 50 percent or more of the outstanding Company Common Stock and as a result the Company's stockholders shall have received consideration having a higher value per share than the consideration per share payable to the Company's stockholders under this Agreement or such transaction shall be on more favorable terms to the stockholders of the Company than the Merger, then in such case the Company shall pay to the Acquiror $18 million.

                           (iii) For purposes of this Section 9.05(b), the value
                  of the consideration received by the Company's stockholders in connection with a transaction described in clause (b)(i)(A),
                  (b)(ii)(B)(1) or (b)(ii)(B)(2) of this Section 9.05 shall be determined as of the date the consideration becomes payable to such stockholders, and the value of the consideration payable to such stockholders under this Agreement shall be $31.857 per share.

                  (c) Any payment required to be made pursuant to Section 9.05(b) of this Agreement shall be made to the Acquiror not later than two Business Days after delivery to the Company of notice of demand for payment, and shall be made by wire transfer of immediately available funds to an account designated by the Acquiror in the notice of demand for payment delivered pursuant to this Section 9.05(c).

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01   Effectiveness of Representations,
                          Warranties and Agreements.

                  (a) Except as set forth in Section 10.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article IX, except that the agreements set forth in Articles II and III and Sections 7.09, 7.10 and 7.11 shall survive the Effective Time and those set forth in Sections 6.05, 9.02 and 9.05 and Article X hereof shall survive termination.

         SECTION 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                          AGREEMENT AND PLAN OF MERGER
                                      -50-

                  (a)      If to any of the Acquiror Companies, to:

                           Halliburton Company
                           3600 Lincoln Plaza
                           500 North Akard Street
                           Dallas, Texas  75201-3391
                           Attention:  Lester L. Coleman, Executive
                                         Vice President and General Counsel
                           Telecopier No.:  (214) 978-2658

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  William E. Joor III
                           Telecopier No.: (713) 758-2346

                  (b)      If to the Company, to:

                           Landmark Graphics Corporation
                           15150 Memorial Drive
                           Houston, Texas  77079-4304
                           Attention:  Patti Massaro, General Counsel
                                         and Corporate Secretary
                         Telecopier No.: (713) 560-1383

                  with a copy to:

                           Winstead Sechrest & Minick P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas  75270
                           Attention:  Robert E. Crawford, Jr.
                           Telecopier No.:  (214) 745-5390

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  David W. Heleniak
                           Telecopier No.:  (212) 848-7179

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

                          AGREEMENT AND PLAN OF MERGER
                                      -51-

         SECTION 10.03 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.05 Entire Agreement. This Agreement (together with the Annexes, the Company's Disclosure Letter, the Acquiror's Disclosure Letter and the Confidentiality Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 10.06 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

         SECTION 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, other than pursuant to Sections 7.09, 7.10 and 7.11 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the GCL.

         SECTION 10.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                          AGREEMENT AND PLAN OF MERGER
                                      -52-

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       HALLIBURTON COMPANY



                                       By:___________________________
                                          Lester L. Coleman
                                          Executive Vice President
                                            and General Counsel


                                       HALLIBURTON ACQ. COMPANY



                                       By:____________________________
                                          Lester L. Coleman
                                          President


                                       LANDMARK GRAPHICS CORPORATION



                                       By:____________________________
                                          Robert P. Peebler
                                          President and Chief Executive Officer



                          AGREEMENT AND PLAN OF MERGER
                                      -53-

                                                                       ANNEX A



                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquiror" shall mean Halliburton Company, a Delaware corporation, and its successors from time to time.

         "Acquiror Common Stock" shall mean the common stock, par value $2.50 per share, of the Acquiror.

         "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of December 31, 1994 and December 31, 1995 and the related consolidated statements of operations and cash flows for the fiscal years ended December 31, 1993, 1994 and 1995, together with the notes thereto, all as audited by Arthur Andersen LLP, independent accountants, under their report with respect thereto dated January 23, 1996 and included in the Acquiror's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission.

         "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of December 31, 1995 included in the Acquiror's Audited Consolidated Financial Statements.

         "Acquiror's   Consolidated   Financial   Statements"   shall  mean  the
Acquiror's  Audited   Consolidated   Financial  Statements  and  the  Acquiror's
Unaudited Consolidated Financial Statements.

         "Acquiror's Disclosure Letter" shall mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

         "Acquiror's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of March 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal quarters ended March 31, 1995 and March 31, 1996, together with the notes thereto, included in the Acquiror's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission.

         "Acquiror's Rights Agreement" shall mean the Second Amended and Restated Rights Agreement dated December 15, 1995 between Halliburton Company and Chemical Mellon Shareholder Services LLC, as Rights Agent.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-1

         "Acquiror Option Plan" shall mean the Halliburton Company 1993 Stock and Long-Term Incentive Plan.

         "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Option Plan.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of June 30, 1996 among Acquiror, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and
(c) directors and officers liability insurance.

         "Business Combination" shall mean (a) a merger, consolidation, share exchange, business combination or similar transaction involving the Company; (b) a sale, lease, exchange, transfer or other disposition of 50 percent or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (c) the acquisition by a Person, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the Regulations promulgated thereunder), of beneficial ownership or the right to acquire beneficial ownership of 50 percent or more of the outstanding Company Common Stock, whether by tender offer or exchange offer or otherwise.

         "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

         "Certificate of Merger" shall have the meaning ascribed to such term in Section 2.04.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-2

         "Change in Control Agreements" shall mean those certain Change in Control Agreements dated as of October 19, 1995 between the Company and certain officers of the Company.

         "Closing" shall mean a meeting,  which shall be held in accordance with
Section 3.03, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.03.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock Exchange Ratio" shall mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in Section 3.01(a).

         "Company"  shall  mean  Landmark  Graphics   Corporation,   a  Delaware
corporation, and its successors from time to time.

         "Company Common Stock" shall mean the common stock, par value $0.05 per share, of the Company.

         "Company Option Plans" shall mean the Landmark Graphics Corporation 1984 Incentive Stock Option Plan, the Landmark Graphics Corporation 1985 Incentive Stock Option Plan, the Landmark Graphics Corporation 1987 Nonqualified Stock Option Plan, the Landmark Graphics Corporation 1989 Flexible Stock Option Plan, the Landmark Graphics Corporation Directors' Stock Option Plan, the Landmark Graphics Corporation Consultants' Stock Option Plan, the Landmark Graphics Corporation 1990 Employee Stock Option Plan and the Landmark Graphics Corporation 1994 Flexible Incentive Plan.

         "Company Proxy Statement" shall have the meaning ascribed to such term in Section 7.02(a).

         "Company Proxy Statement/Prospectus" shall have the meaning ascribed to such term in Section 7.02(a).

         "Company Stock Options" shall mean stock options granted pursuant to the Company Option Plans.

         "Company Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.01(a).


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-3

         "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of June 30, 1995 included in the Company's Audited Consolidated Financial Statements.

         "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1994 and June 30, 1995 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended June 30, 1993, 1994 and 1995, together with the notes thereto, all as audited by Price Waterhouse LLP, independent accountants, under their report with respect thereto dated July 26, 1995 and included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 filed with the Commission.

         "Company's  Consolidated Financial Statements" shall mean the Company's
Audited   Consolidated   Financial   Statements  and  the  Company's   Unaudited
Consolidated Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Rights Agreement" shall mean that certain Rights Agreement dated as of September 1, 1995 between the Company and Chemical Bank, as Rights Agent.

         "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1996 and the related consolidated statements of operations and cash flows for the three months periods and nine months periods ended March 31, 1995 and March 31, 1996, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission.

         "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or the acquisition in any manner, directly or indirectly, of a Material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

         "Confidentiality Agreement" shall mean that certain confidentiality agreement between the Acquiror and the Company dated June 18, 1996.

         "Constituent Corporations" shall mean the Company and Newco.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-4
or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Current Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries as of the date of this Agreement.

         "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02.

         "Employment Agreement" shall mean that certain Executive Employment Agreement of even date herewith between the Company and Robert P. Peebler.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning shall apply within the jurisdiction of such state or locality, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-5

         "Exchange Agent" shall mean a bank or trust company having a net worth in excess of $100 million designated and appointed to act in the capacities required thereof under Section 3.02.

         "Exchange Fund" shall mean the fund of Acquiror Common Stock, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.02.

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Company Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "GAAP" shall mean accounting principles generally accepted in the United States consistently applied by a specified Person.

         "GCL" shall mean the General Corporation Law of the State of Delaware.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall mean, with respect to either the Company or the Acquiror, the actual knowledge (without duty of inquiry) of any executive officer of such party.

         "Law" shall mean all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of Law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-6

         "Material" shall mean material to the condition (financial and other), results of operations or business of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, condition (financial or other), operations, performance or properties (but excluding any outstanding capital stock or other securities) of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

         "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant, in the case of the Company, to Paragraph (2), (4), (10) or
(14) of Item 601(b) and, in the case of the Acquiror, to Paragraph (10) (other than clause (iii) thereof) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

                  (1) Any collective bargaining agreement or other agreement with any labor union;

                  (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

                  (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

                  (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries; and

                  (5) any agency or representation agreement with any Person which is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice.

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-7

         "Merger" shall mean the merger of the Company with an into Newco as provided in Article II of this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Newco" shall mean Halliburton Acq. Company, a Delaware corporation and a wholly-owned Subsidiary of the Acquiror.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permit"  shall  mean any and all  permits,  licenses,  authorizations,
orders,   certificates,   registrations  or  other  approvals   granted  by  any
Governmental Authority.

         "Permitted Encumbrances" shall mean the following:

                  (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                  (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that, such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-8

                  (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority.

         "Registration Statement" shall have the meaning ascribed to such term in Section 7.02(a).

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

         "Restricted Stock Agreement" shall mean that certain Restricted Stock Agreement listed on Item 29 of Section 4.10 of the Company's Disclosure Letter.

         "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the Commission pursuant to the Securities Act or the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Significant Subsidiary" means any Subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

         "Software"  shall mean the following  computer  applications  programs:
2DVIEW, 3D Knowledge Integrator (3DKI), 3DVIEW, Argus, Aries, Automate, BatchZAP!, Blitz, CIMS, Compass, Continuity Tool, Contouring Assistant, DESKTOP-PVT, DESKTOP-VIP, DIMS, DUAL, DXF (AutoCAD), EarthCube, EnerGIS, Fast Track, GeoLink, GES, GMS, GRIDGENR, Geo-data Works, Jaguar, LeaseMap, LGR, LogEdit, MIMIC+, MultiWell, OASIIS, OpenWorks, OpenWorks Development Kit, PAL, PARALLEL VIP, PetroWorks, PlotView, PostStack, POWAR, Profile, ProMAX, ProMAX VSP, QUIK+, QUIKDIG+, QUIKWELL+, RAYMAP+, RAVE, Resin-Plus, RMS, SeisCube, Seismic Data Check, SeisTie, SeisVision, SeisWell, SeisWorks, SigmaView 2D, SigmaView 3D, SIVA+, SuperSeisWorks, SurfCube, StrataModel SGM, StrataModel GTM, StratWorks, SynTool, TDQ, TOW CS, VESPA, VIP-COMP, VIP-CORE, VIP-Encore, VIP-THERM, VoxCube, Wellbore Manager, Wellplan, Z3D, Z-Cap, and Z-Map Plus.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-9

         "Stock Option Agreement" shall mean that certain Stock Option Agreement of even date herewith between the Acquiror and the Company.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50 percent or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Superior Proposal" means a bona fide proposal made by a third Person to acquire the Company pursuant to a tender or exchange offer for all of the outstanding capital stock of the Company, a merger, a sale of all or substantially all of the Company's assets or otherwise on terms that the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration to the Company's stockholders provided for in such proposal exceeds the value of the consideration to the Company's stockholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company (based on the written advice of the Company's independent financial advisor), is reasonably capable of being obtained by such third Person.

         "Surviving Corporation" shall mean Newco as the corporation surviving the Merger.

         "Tax Returns" shall mean all returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its Subsidiaries.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

         "Terminated Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Voting Agreement" shall mean that certain Voting Agreement of even date herewith between the Acquiror and S. Rutt Bridges and Barbara Ann Bridges.




VEHOU05:17945.1

                          AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-10

                                                                        ANNEX B
                                       Landmark Graphics Corporation Affiliates


                              AFFILIATE'S AGREEMENT

                                     [Date]


Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Landmark Graphics Corporation, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Commission under the Securities Act.

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Halliburton Company, a Delaware corporation ("Acquiror"), Halliburton Acq. Company, a newly formed Delaware corporation and a wholly-owned Subsidiary of Acquiror ("Newco"), and the Company dated as of June 30, 1996 (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Newco (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

         In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of
(i) Company Common Stock during the period from the date hereof until the earlier of the Effective

                                     ANNEX B
                                       -1-

Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days), (ii) Acquiror Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned until such time as financial statements that include at least thirty
(30) days of combined operations of the Company and the Acquiror after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Acquiror, prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the Regulations of the Commission or (iii)
Acquiror Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Regulations thereunder. The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         The undersigned also understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Halliburton Company, a copy of which agreement is on file at the principal offices of Halliburton Company."

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and
(ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Acquiror agrees that it will, as long as the undersigned owns any Acquiror Common Stock to be received by the undersigned pursuant to the Merger, take all

                                     ANNEX B
                                       -2-
reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                  Very truly yours,


                                  By: __________________________________
                                      Name:
                                      Title:
                                      Date:
                                      Address:

ACCEPTED this ___ day
of __________, 1996

HALLIBURTON COMPANY


By:
         Name:
         Title:




VEHOU05:17948.1

                                     ANNEX B
                                       -3-

                                                                         ANNEX C
                                                  Halliburton Company Affiliates


                              AFFILIATE'S AGREEMENT

                                     [Date]


Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Halliburton Company, a Delaware corporation (the "Acquiror"), as that term is defined in the Regulations of the Commission under the Securities Act.

         The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among Acquiror, Halliburton Acq. Company, a newly formed Delaware corporation and a wholly-owned Subsidiary of Acquiror ("Newco"), and Landmark Graphics Corporation, a Delaware Corporation (the "Company") dated as of June ___, 1996 (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Newco (the "Merger"). Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

         In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of
(i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Merger Agreement (which period, if the Merger is consummated, will be greater than thirty (30) days) or
(ii) Acquiror Common Stock owned by the undersigned until such time as financial statements that include at least thirty (30) days of combined operations of the

                                     ANNEX C
                                       -1-

Company and the Acquiror after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Acquiror, prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the Regulations of the Commission.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                         Very truly yours,


                                         By:____________________________
                                            Name:
                                            Title:
                                            Date:
                                            Address:

ACCEPTED this ___ day
of __________, 1996

HALLIBURTON COMPANY


By:__________________________
         Name:
         Title:



VEHOU05:17949.1

                                     ANNEX C
                                       -2-

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